Exhibit 10.7

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of May 28, 2014, by and among Live Oak Bancshares, Inc., a North Carolina corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A. The Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act.

B. Each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, (i) that number of shares of voting common stock, no par value per share, of the Company (the “Voting Common Stock”) set forth below such Purchaser’s name on the signature page of this Agreement and (ii) that number of shares of non-voting common stock, no par value per share, of the Company (the “Non-Voting Common Stock” and together with the Voting Common Stock, the “Common Stock”) set forth below such Purchaser’s name on the signature page of this Agreement. In the aggregate, 232,477 shares of Voting Common Stock and 472,353 shares of Non-Voting Common Stock (collectively, the “Common Shares”) will be issued and sold to the Purchasers pursuant to this Agreement. The Non-Voting Common Stock will be convertible into Voting Common Stock in accordance with the terms of the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”). The shares of Voting Common Stock into which the Non-Voting Common Stock is convertible are referred to herein as the “Underlying Shares.” The Common Shares and the Underlying Shares are also referred to herein as the “Securities”.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any Proceeding, written inquiry or notice of violation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agency” has the meaning set forth in Section 3.1(pp).

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Articles of Incorporation” has the meaning set forth in the Recitals.

“Bank” means Live Oak Banking Company, a North Carolina banking corporation and wholly-owned Subsidiary of the Company.

“Bank Regulatory Authorities” has the meaning set forth in Section 3.1(b)(ii).

“BHC Act” has the meaning set forth in Section 3.1(b)(ii).

“Board” has the meaning set forth in Section 2.2(a)(iv).

“Burdensome Condition” has the meaning set forth in Section 5.1(h).

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Call Reports” has the meaning set forth in Section 3.1(h).

“CIBC Act” means the Change in Bank Control Act, as amended.

“Closing” means the closing of the purchase and sale of the Common Shares pursuant to this Agreement.

“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

“Code” has the meaning set forth in Section 3.1(rr).

“Commission” has the meaning set forth in the Recitals.

“Common Shares” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company Counsel” means Wyrick Robbins Yates & Ponton LLP.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Reports” has the meaning set forth in Section 3.1(kk).

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Disclosure Materials” has the meaning set forth in Section 3.1(h).

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“DTC” means The Depository Trust Company.

“Environmental Laws” has the meaning set forth in Section 3.1(l).

“ERISA” has the meaning set forth in Section 3.1(rr).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“FDIC” has the meaning set forth in Section 3.1(b)(ii).

“Federal Reserve” has the meaning set forth in Section 3.1(b)(ii).

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Indemnified Person” has the meaning set forth in Section 4.8(a).

“Insurer” has the meaning set forth in Section 3.1(pp).

“Intellectual Property” has the meaning set forth in Section 3.1(r).

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restriction of any kind.

“Loan Investor” has the meaning set forth in Section 3.1(pp).

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, properties, business, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided, however, that “Material Adverse Effect” shall not include the impact of (A) changes, after the date hereof, in banking and similar laws of general applicability or interpretations thereof by any applicable governmental authority, (B) changes, after the date hereof, in GAAP or regulatory accounting requirements applicable to banks and their holding companies generally, (C) changes, after the date hereof, in general economic conditions, including interest rates, affecting banks generally, or (D) the effects of any action or omission taken by the Company or the Bank with the prior written consent of the Purchasers, except, with respect to clauses (A), (B) and (C), to the extent that the effect of such changes has a disproportionate impact on the Company and the Subsidiaries, taken as a whole, relative to other similarly situated banks and their holding companies generally.

“Material Contract” means any contract of the Company or any of its Subsidiaries that would be required to be filed with the Commission pursuant to Item 601 of Regulation S-K if the Company were subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

“Material Permits” has the meaning set forth in Section 3.1(p).

“Money Laundering Laws” has the meaning set forth in Section 3.1(hh).

“NCOCB” has the meaning set forth in Section 3.1(b)(ii).

“New York Courts” means the state and federal courts sitting in the State of New York.

“Non-Voting Common Stock” has the meaning set forth in the Recitals.

“OFAC” has the meaning set forth in Section 3.1(gg).

“Outside Date” means July 31, 2014; provided that if such day is not a Business Day, the first day following such day that is a Business Day.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means $106.34 per Common Share.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Registration and Other Rights Agreement” means the agreement among the Company and the Purchasers, dated as of the date of the Closing, in the form of Exhibit A attached to this Agreement.

“Regulation D” has the meaning set forth in the Recitals.

“Regulatory Agreement” has the meaning set forth in Section 3.1(mm).

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(iv).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholders Agreement” means that certain Amended and Restated Shareholders Agreement, by and among the Company and the pre-Closing shareholders of the Company, dated as of the date of the Closing, in the form of Exhibit C attached to this Agreement.

“Significant Shareholders Agreement” means the agreement among the Company, the Purchasers, and certain other shareholders of the Company, dated as of the date of the Closing, in the form of Exhibit B attached to this Agreement.

“Subscription Amount” means with respect to each Purchaser, the aggregate amount to be paid for the Common Shares purchased hereunder as indicated on such Purchaser’s signature page to this Agreement next to the heading “Aggregate Purchase Price (Subscription Amount)”.

“Subsidiary” means the Bank and any other entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

“Transaction Documents” means this Agreement, the schedules and exhibits attached hereto, the Registration and Other Rights Agreement, the Significant Shareholders Agreement, the Shareholders Agreement and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

“Transfer Agent” means Broadridge Corporate Issuer Solutions, Inc., Brentwood, New York, or any successor transfer agent for the Company.

“Underlying Shares” has the meaning set forth in the Recitals.

“Voting Common Stock” has the meaning set forth in the Recitals.

ARTICLE II

PURCHASE AND SALE

2.1 Closing.

(a) Purchase of Common Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, (i) the number of shares of Voting Common Stock set forth below such Purchaser’s name on the signature page of this Agreement and (ii) the number of shares of Non-Voting Common Stock set forth below such Purchaser’s name on the signature page of this Agreement, in each case, at a per share price equal to the Purchase Price.

(b) Closing. The Closing of the purchase and sale of the Common Shares shall take place on the Closing Date remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(c) Form of Payment. Unless otherwise agreed to by the Company and a Purchaser (as to itself only), on the Closing Date, (1) the Company shall deliver to each Purchaser (A) one or more stock certificates evidencing the number of shares of Voting Common Stock to be purchased by such Purchaser hereunder, and (B) one or more stock certificates evidencing the number of shares of Non-Voting Common Stock to be purchased by such Purchaser hereunder and (2) upon receipt thereof, each Purchaser shall wire its Subscription Amount, in United States dollars and in immediately available funds, in accordance with the Company’s written wire transfer instructions. For purposes of clarity, a Purchaser shall not be required to wire its Subscription Amount until it (or its designated custodian per its delivery instructions) confirms receipt of its Common Shares.

2.2 Closing Deliveries.

(a) On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser the following (the “Company Deliverables”):

(i) this Agreement, duly executed by the Company;

(ii) one or more stock certificates, evidencing the Common Shares subscribed for by Purchaser hereunder, registered in the name of such Purchaser or its nominee;

(iii) a legal opinion of Company Counsel, dated as of the Closing Date and in the form attached hereto as Exhibit D, executed by such counsel and addressed to the Purchasers;

(iv) a certificate of the Secretary of the Company, in the form attached hereto as Exhibit E (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying (I) the resolutions adopted by the Board of Directors of the Company (the “Board”) or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities and (II) the resolutions of the shareholders of the Company in connection with the transactions contemplated by this Agreement and the other Transaction Documents, (b) certifying the current versions of the Articles of Incorporation, as amended, and Bylaws, as amended, of the Company and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company;

(v) a certificate of the Chief Executive Officer, President or Chief Financial Officer of the Company, in the form attached hereto as Exhibit F, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Sections 5.1(a) and 5.1(b); and

(vi) a Certificate of Existence for each of the Company and the Bank from the North Carolina Secretary of State as of a recent date.

(b) On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i) this Agreement, duly executed by such Purchaser; and

(ii) its Subscription Amount, in U.S. dollars and in immediately available funds, by wire transfer in accordance with the Company’s written instructions.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date, except for the representations and warranties that speak as of a specific date, which shall be made as of such date, and except as set forth in the Disclosure Schedules, which shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, to each of the Purchasers that:

(a) Subsidiaries. The Company has no direct or indirect Subsidiaries other than those listed on Schedule 3.1(a). The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification; Bank Regulations.

(i) The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not in the reasonable judgment of the Company be expected to have a Material Adverse Effect.

(ii) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). The Bank is the Company’s only Subsidiary insured depository institution. The Bank holds the requisite authority from the North Carolina Office of the Commissioner of Banks (the “NCOCB”) to do business as a state-chartered banking corporation under the laws of the State of North Carolina. Each of the Company and the Bank is in compliance, in all material respects, with all laws administered by the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the Federal Deposit Insurance Corporation (the “FDIC”), the NCOCB and any other foreign, federal or state bank regulatory authorities (together with the NCOCB, the Federal Reserve and the FDIC, the “Bank Regulatory Authorities”) with jurisdiction over the Company and its Subsidiaries. The deposit accounts of the Bank are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due.

(c) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Common Shares in accordance with the terms hereof and the Underlying Shares in accordance with the Articles of Incorporation. The Company’s execution and delivery of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby (including, but not limited to, the sale and delivery of the Common Shares and the Underlying Shares) have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board or its shareholders in connection therewith. Each of the Transaction Documents has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof or thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. Except as disclosed in Schedule 3.2(c), there are no shareholder agreements, voting agreements, voting trust agreements or similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Common Shares and the Underlying Shares) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract in any material respect, or (iii) subject to the Required Approvals, conflict with or result in a violation of, in any material respect, any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its Subsidiaries is subject (including federal and state securities laws and the rules and regulations thereunder, assuming the correctness of the representations and warranties made by the Purchasers herein, or the rules and regulations of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(e) Filings, Consents and Approvals. Except as disclosed on Schedule 3.1(e) (collectively, the “Required Approvals”), neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Common Shares and the Underlying Shares). The Company is unaware of any facts or circumstances relating to the Company or its Subsidiaries which would be likely to prevent the Company from obtaining or effecting any of the Required Approvals.

(f) Issuance of the Common Shares and Underlying Shares. The issuance of the Common Shares has been duly authorized and the Common Shares, when issued and paid for in accordance with the terms of the Transaction Documents, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. The issuance of the Underlying Shares has been duly authorized and the Underlying Shares, when issued in accordance with the terms of the Articles of Incorporation, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming the accuracy of the representations and warranties of the Purchasers in this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws.

(g) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company), both pre-Closing and post-Closing, is set forth on Schedule 3.1(g). All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Except as specified on Schedule 3.1(g): (i) no shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or by which the Company is bound; (iv) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act; (v) there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (vii) neither the Company nor any of its Subsidiaries has any material liabilities or obligations required to be disclosed in the Company Financial Statements and the Call Reports but not so disclosed in the Company Financial Statements and the Call Reports, which, individually or in the aggregate, will have or would reasonably be expected to have a Material Adverse Effect. There are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

(h) Call Reports; Disclosure Materials. The Company and its Subsidiaries have filed all financial statements and financial information required to be filed by it under the Federal Deposit Insurance Act and the BHC Act for the twelve (12) months preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “Call Reports” and together with this Agreement and the Disclosure Schedules, the “Disclosure Materials”), on a timely basis or have received a valid extension of such time of filing and have filed any such Call Reports prior to the expiration of any such extension. As of their respective filing dates, the Call Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable governmental agency or body, as the case may be, and none of the Call Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) Financial Statements. The Company has delivered to each Purchaser, as Schedule 3.1(i), its audited consolidated financial statements for the fiscal year ended December 31, 2013 and its unaudited consolidated financial statements (including balance sheet, income statement and statement of cash flows) as of March 31, 2014 and for the three-month period ended March 31, 2014 (the “Company Financial Statements”). The financial statements of the

Bank included in the Call Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the applicable government agency with respect thereto as in effect at the time of filing. The Company Financial Statements and all financial statements of the Bank included in the Call Reports have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet of the Company and its consolidated Subsidiaries taken as a whole, or the Bank, as applicable, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.

(j) Tax Matters. The Company and each of its Subsidiaries (i) have prepared and filed all foreign, federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) have paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, with respect to which adequate reserves have been set aside on the books of the Company and (iii) have set aside on the entity’s books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, except, in the case of clause (i) above, where the failure to so pay or file any such tax, assessment, charge or return would not have or reasonably be expected to have a Material Adverse Effect.

(k) Material Changes. Since March 31, 2014, except as disclosed on Schedule 3.1(k), (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) neither the Company nor any of its Subsidiaries has incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, (iii) neither the Company nor any of its Subsidiaries has altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) neither the Company nor any of its Subsidiaries has declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) neither the Company nor any of its Subsidiaries has issued any equity securities to any officer, director or Affiliate, except Common Stock issued pursuant to existing Company stock option or stock purchase plans or executive and director arrangements disclosed in the Disclosure Schedules, (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company or any of its Subsidiaries under, or any termination of, any Material Contract under which the Company or any of its Subsidiaries is bound or subject and (vii) to the Company’s Knowledge, there has not been a material increase in the aggregate dollar amount of: (A) the Bank’s nonperforming loans (including nonaccrual loans and loans 90 days or more past due and still accruing interest) or (B) the reserves or allowances established on the Company’s or Bank’s financial statements with respect thereto.

(l) Environmental Matters. Neither the Company nor any of its Subsidiaries (i) is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is subject to any claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, to the Company’s Knowledge, there is no pending or threatened investigation that might lead to such a claim.

(m) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Common Shares or the Underlying Shares or (ii) except as disclosed on Schedule 3.1(m), is reasonably likely to have a Material Adverse Effect, individually or in the aggregate, if there were an unfavorable decision. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any executive officers or directors of the Company in their capacities as such, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(n) Employment Matters. No labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company or any Subsidiary which would have or reasonably be expected to have a Material Adverse Effect. None of the Company’s or Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and each Subsidiary believes that its relationship with its employees is good. To the Company’s Knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company is in compliance, in all material respects, with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(o) Compliance. Neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its

Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract in any material respect (whether or not such default or violation has been waived), (ii) is in violation of, in any material respect, any order of any court, arbitrator or governmental body having jurisdiction over the Company, its Subsidiaries or their respective properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, in each case, in any material respect, any statute, rule, regulation, policy or guideline or order of any governmental authority, self-regulatory organization applicable to the Company or any of its Subsidiaries, or which would have the effect of revoking or limiting the Bank’s FDIC deposit insurance.

(p) Regulatory Permits. The Company and each of its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted and as described in the Disclosure Materials (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing of Proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company is not aware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

(q) Title to Assets. The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property or do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company and its Subsidiaries.

(r) Patents and Trademarks. The Company and its Subsidiaries own, possess, license or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as currently conducted or as proposed to be conducted as disclosed in the Disclosure Materials except where the failure to own, possess, license or have such rights would not have or reasonably be expected to have a Material Adverse Effect. Except as set forth in the Disclosure Materials and except where such violations or infringements would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property; (b) there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or threatened Proceeding by others challenging the Company’s and/or its Subsidiaries’ rights in or to any such Intellectual Property; (d) there is no pending or threatened Proceeding by others challenging the validity or scope of any such Intellectual Property; and (e) there is no pending or threatened Proceeding by others that the Company and/or any Subsidiary infringes or otherwise violates any patent, trademark, service mark, trade name, copyright, invention, trade secret, technology, Internet domain name, know-how or other proprietary rights of others.

(s) Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which and where the Company and the Subsidiaries are engaged. All premiums due and payable under all such policies and bonds have been timely paid, and the Company and its Subsidiaries are in material compliance with the terms of such policies and bonds. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would be materially higher than their existing insurance coverage.

(t) Transactions With Affiliates and Employees. Except as set forth on Schedule 3.1(t), none of the officers or directors of the Company or its Subsidiaries and, to the Company’s Knowledge, none of the employees of the Company or its Subsidiaries, is presently a party to any transaction with the Company or any Subsidiary or to a presently contemplated transaction (other than for services as employees, officers and directors) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act if the Company were subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

(u) Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any differences.

(v) Certain Fees. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or a Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. The Company shall indemnify, pay, and hold each Purchaser harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such right, interest or claim.

(w) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers under the Transaction Documents.

(x) Registration Rights. Other than pursuant to the Registration and Other Rights Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(y) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, none of the Company, its Subsidiaries nor, to the Company’s Knowledge, any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six months, made any offers or sales of any Company security or solicited any offers to buy any Company security under circumstances that would cause such offers and sales to be integrated for purposes of Regulation D with the offer and sale by the Company of the Common Shares as contemplated hereby or that otherwise would cause the exemption from registration under Regulation D to be unavailable in connection with the offer and sale by the Company of the Common Shares as contemplated hereby.

(z) Investment Company. The Company is not, and immediately after receipt of payment for the Common Shares will not be, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(aa) Unlawful Payments. Neither the Company nor any of its Subsidiaries, nor any directors, officers, nor to the Company’s Knowledge, employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(bb) Application of Takeover Protections; Rights Agreements. The Company has not adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company and its Board have taken all action necessary to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to any Purchaser as a direct consequence of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Purchaser’s ownership of the Securities.

(cc) Disclosure. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company has made available to the Purchasers all the information reasonably available to the Company that the Purchasers have requested for deciding whether to acquire the Common Shares. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedules, and no certificate furnished or to be furnished to Purchasers at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

(dd) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company (or any Subsidiary) and an unconsolidated or other off balance sheet entity.

(ee) Acknowledgment Regarding Purchasers’ Purchase of Common Shares. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Common Shares.

(ff) Absence of Manipulation. The Company has not, and to the Company’s Knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Common Shares.

(gg) OFAC. Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly, directly or indirectly, use the proceeds of the sale of the Common Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(hh) Money Laundering Laws. The operations of each of the Company and any Subsidiary are and have been conducted at all times in compliance with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s Knowledge, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

(ii) Compliance with Certain Banking Regulations. To the Company’s Knowledge, there are no facts or circumstances, and the Company has no reason to believe that any facts or circumstances exist, that would cause the Bank: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be deemed to be operating in violation, in any material respect, of the Bank

Secrecy Act of 1970 (or otherwise known as the “Currency and Foreign Transactions Reporting Act”), the USA Patriot Act (or otherwise known as “Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001”), any order issued with respect to anti-money laundering by OFAC or any other anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Bank.

(jj) No Additional Agreements. Except with respect to employee stock options set forth on Schedule 3.1(g), the Company has no other agreements or understandings (including, without limitation, side letters) with any Purchaser or other Person to purchase shares of Common Stock on terms more favorable to such Person than as set forth herein.

(kk) Reports, Registrations and Statements. Since January 1, 2012, the Company and each Subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Bank Regulatory Authorities and any other applicable federal or state securities or banking authorities, including, without limitation, all financial statements and financial information required to be filed by it under the Federal Deposit Insurance Act and the BHC Act. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” All such Company Reports were filed on a timely basis or the Company or the applicable Subsidiary, as applicable, received a valid extension of such time of filing and has filed any such Company Reports prior to the expiration of any such extension. As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the Bank Regulatory Authorities and any other applicable foreign, federal or state securities or banking authorities, as the case may be.

(ll) Bank Regulatory Capitalization. As of March 31, 2014, the Bank met or exceeded the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(mm) Agreements with Regulatory Agencies; Fiduciary Obligations. Neither the Company nor any Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2011, has adopted any board resolutions at the request of, any governmental entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Subsidiary been advised since December 31, 2011 by any governmental entity that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.

(nn) Fiduciary Accounts. Each of the Company and each Subsidiary has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law. None of the Company, any Subsidiary or any director, officer or employee of the Company or any Subsidiary has committed any breach of trust or fiduciary duty with respect to any such fiduciary account and the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(oo) No General Solicitation or General Advertising. Neither the Company nor any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Common Shares.

(pp) Mortgage Banking Business. Except as has not had and would not reasonably be expected to have a Material Adverse Effect:

(i) The Company and each of its Subsidiaries has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries satisfied, (A) all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, or filing of claims in connection with mortgage loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (B) the responsibilities and obligations relating to mortgage loans set forth in any agreement between the Company or any of its Subsidiaries and any Agency, Loan Investor or Insurer, (C) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer and (D) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan; and

(ii) No Agency, Loan Investor or Insurer has (A) claimed in writing that the Company or any of its Subsidiaries has violated or has not complied with the applicable underwriting standards with respect to mortgage loans sold by the Company or any of its Subsidiaries to a Loan Investor or Agency, or with respect to any sale of mortgage servicing rights to a Loan Investor, (B) imposed in writing restrictions on the activities (including commitment authority) of the Company or any of its Subsidiaries or (C) indicated in writing to the Company or any of its Subsidiaries that it has terminated or intends to terminate its relationship with the Company or any of its Subsidiaries for poor performance, poor loan quality or concern with respect to the Company’s or any of its Subsidiaries’ compliance with laws,

For purposes of this Section 3.1(pp): (A) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (i) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries or (ii) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including state and local housing finance authorities; (B) “Loan Investor” means any person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by the Company or any of its Subsidiaries or a security backed by or representing an interest in any such mortgage loan; and (C) “Insurer” means a person who insures or guarantees for the benefit of the mortgagee all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by the Company or any of its Subsidiaries, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

(qq) Risk Management Instruments. Except as has not had or would not reasonably be expected to have a Material Adverse Effect, since January 1, 2012, all material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms. Neither the Company nor the Company Subsidiaries, nor, to the Company’s Knowledge, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(rr) ERISA. The Company and each of its Subsidiaries is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any of its Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company or any of its Subsidiaries would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ss) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(tt) Nonperforming Assets. To the Company’s Knowledge, since March 31, 2014, the Company believes that the Bank will be able to fully and timely collect substantially all interest, principal or other payments when due under its loans, leases and other assets that are not classified as nonperforming and such belief is reasonable under all the facts and circumstances known to the Company and Bank, and the Company believes that the amount of reserves and allowances for loan and lease losses and other nonperforming assets established on the Company’s and Bank’s financial statements is adequate and such belief is reasonable under all the facts and circumstances known to the Company and Bank.

(uu) Change in Control. The issuance of the Common Shares or the Underlying Shares to the Purchasers will not trigger any rights under any “change of control” provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

(vv) Common Control. The Company is not and, after giving effect to the offering and sale of the Common Shares, will not be under the control (as defined in the BHC Act and the Federal Reserve’s Regulation Y (12 CFR Part 225) (“BHC Act Control”) of any company (as defined in the BHC Act and the Federal Reserve’s Regulation Y). The Company is not in BHC Act Control of any federally insured depository institution other than the Bank. The Bank is not under the BHC Act Control of any company (as defined in the BHC Act and the Federal Reserve’s Regulation Y) other than the Company. Neither the Company nor the Bank controls, in the aggregate, more than five percent of the outstanding voting class, directly or indirectly, of any federally insured depository institution other than the Bank. The Bank is not subject to the liability of any commonly controlled depository institution pursuant to Section 5(e) of the Federal Deposit Insurance Act (12 U.S.C. § 1815(e)).

(ww) Material Contracts. Schedule 3.1(ww) sets forth all Material Contracts of the Company and each of its Subsidiaries.

(xx) No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Commission rules and guidance, and has conducted a factual inquiry including the procurement of relevant questionnaires from each Covered Person (as defined below) or other means, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Common Shares (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

3.2 Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Authority. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company or other power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or other applicable like action on the part of such Purchaser. This Agreement has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the consummation by such Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Purchaser (if such Purchaser is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c) Investment Intent. Such Purchaser understands that the Common Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Common Shares as principal for its own account and not with a view to, or for distributing or reselling such Common Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Common Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Common Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Such Purchaser is acquiring the Common Shares hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Common Shares to or through any Person.

(d) Purchaser Status. At the time such Purchaser was offered the Common Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act by reason of Rule 501(a)(3).

(e) General Solicitation. Such Purchaser is not purchasing the Common Shares as a result of any advertisement, article, notice or other communication regarding the Common Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other form of “general solicitation” or “general advertising” (as such terms are used in Regulation D promulgated under the Securities Act and interpreted by the Commission).

(f) Experience of Such Purchaser. Such Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Common Shares, and has so evaluated the merits and risks of such investment. Such Purchaser is capable of protecting its own interests in connection with this investment and has experience as an investor in securities of companies like the Company. Such Purchaser is able to hold the Common Shares indefinitely if required, is able to bear the economic risk of an investment in the Common Shares and, at the present time, is able to afford a complete loss of such investment.

(g) Access to Information. The Purchaser is sufficiently aware of the Company’s business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Common Shares. Such Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, management and representatives of the Company concerning the terms and conditions of the offering of the Common Shares and the merits and risks of investing in the Common Shares; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. The Purchaser has received all information it deems appropriate for assessing the risk of an investment in the Common Shares. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company’s representations and warranties contained in the Transaction Documents. Such Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Common Shares. Purchaser acknowledges that the Company has not made any representation, express or implied, with respect to the accuracy, completeness or adequacy of any available information except to the extent such information is covered by the representations and warranties of the Company contained in Section 3.1 of this Agreement.

(h) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(i) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase Common Shares pursuant to the Transaction Documents, and such Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Purchaser in connection with the purchase of the Common Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Common Shares.

(j) Reliance on Exemptions. Such Purchaser understands that the Common Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Common Shares.

(k) No Governmental Review. Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

(l) Residency. Such Purchaser’s residence (if an individual) or office in which its investment decision with respect to the Common Shares was made (if an entity) are located at the address immediately below such Purchaser’s name on its signature page hereto.

(m) Reliance. The Company will be entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to (A) any regulatory authority having jurisdiction over the Company and its Affiliates and (B) any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, in each case, to the extent required by any court or governmental authority to which the Company is subject, provided that the Company provides the Purchaser with prior written notice of such disclosure.

(n) Antitrust and Other Consents, Filings, Etc. Assuming the accuracy of the representations and warranties of the Company contained herein, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental entity or authority or any other person or entity in respect of any law or regulation, including the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, is necessary or required to be obtained or made by such Purchase, and no lapse of a waiting period under law applicable to such Purchaser is necessary or required, in each case in connection with the execution, delivery or performance by such Purchaser of this Agreement or the purchase of the Common Shares contemplated hereby, other than as may be required by the Bank Regulatory Authorities.

(o) OFAC and Anti-Money Laundering. The Purchaser understands, acknowledges, represents and agrees that (i) the Purchaser is not the target of any sanction, regulation, or law promulgated by the Office of Foreign Assets Control, the Financial Crimes Enforcement Network or any other U.S. governmental entity (“U.S. Sanctions Laws”); (ii) the Purchaser is not owned by, controlled by, under common control with, or acting on behalf of any person that is the target of U.S. Sanctions Laws; (iii) the Purchaser is not a “foreign shell bank” and is not acting on behalf of a “foreign shell bank” under applicable anti-money laundering laws and regulations; (iv) the Purchaser’s entry into this Agreement or consummation of the transactions contemplated hereby will not contravene U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; (v) to the extent permitted under applicable law, the Purchaser will promptly provide to the Company or any regulatory or law enforcement authority such information or documentation as may be required to comply with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; and (vi) the Company may provide to any regulatory or law enforcement authority information or documentation regarding, or provided by, the Purchaser for the purposes of complying with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations.

3.3 The Company and each of the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Compliance with Laws. Notwithstanding any other provision of this Article IV, each Purchaser covenants that the Securities may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. In connection with any transfer of the Securities other than (i) pursuant to an effective registration statement, (ii) to the Company or (iii) pursuant to Rule 144 (provided that the transferor provides the Company with reasonable assurances (in the form of a seller representation letter and, if applicable, a broker representation letter) that such securities may be sold pursuant to such rule), the Company may require the transferor thereof to provide to the Company and the Transfer Agent, at the transferor’s expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company and the Transfer Agent, the form and substance of which opinion shall be reasonably satisfactory to the Company and the Transfer Agent, to the effect that such transfer does not require registration of such Securities under the Securities Act. As a condition of transfer of any Securities (other than pursuant to clauses (i), (ii) or (iii) of the preceding sentence), any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement with respect to such transferred Securities.

(b) Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required to bear such legends under Section 4.1(c) or applicable law:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT (PROVIDED THAT THE TRANSFEROR PROVIDES THE COMPANY WITH REASONABLE ASSURANCES (IN THE FORM OF A SELLER REPRESENTATION LETTER AND, IF APPLICABLE, A BROKER REPRESENTATION LETTER) THAT THE SECURITIES MAY BE SOLD PURSUANT TO SUCH RULE). NO REPRESENTATION IS MADE BY THE ISSUER AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THESE SECURITIES.

(c) Removal of Legends. The restrictive legend set forth in Section 4.1(b) above shall be removed and the Company shall issue a certificate without such restrictive legend or any other restrictive legend to the holder of the applicable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at DTC, if (i) such Securities are registered for resale under the Securities Act, (ii) such Securities are sold or transferred pursuant to Rule 144, or (iii) such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to such securities and without volume or manner-of-sale restrictions. Upon Rule 144 becoming available for the resale of Securities, without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) as to the Securities and without volume or manner-of-sale restrictions, the Company shall instruct the Transfer Agent to remove the legend from the Securities and shall cause its counsel to issue any legend removal opinion required by the Transfer Agent. Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will no later than three (3) Business Days following the delivery by a Purchaser to the Transfer Agent (with notice to the Company) of a legended certificate or instrument representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) and a representation letter to the extent required by Section 4.1(a), deliver or cause to be delivered to such Purchaser a certificate or instrument (as the case may be) representing such Securities that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4.1(c). Certificates for Securities free from all restrictive legends may be transmitted by the Transfer Agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC as directed by such Purchaser.

(d) Acknowledgement. Each Purchaser hereunder acknowledges its primary responsibilities under the Securities Act and accordingly will not sell or otherwise transfer the Securities or any interest therein without complying with the requirements of the Securities Act.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Securities pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.3 Intentionally Omitted.

4.4 Form D and Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D. Purchaser agrees to timely provide Company with any and all needed information in connection with Company’s preparation and filing of a Form D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

4.5 No Integration. The Company shall not, and shall use its commercially reasonable efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers.

4.6 Publicity. The Company shall not publicly disclose the name of any Purchaser or any Affiliate or investment adviser of any Purchaser, or include the name of any Purchaser or any Affiliate or investment adviser of any Purchaser in any press release or in any filing with the Commission or any regulatory agency or stock exchange or in any other public manner, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law, at the request of the staff of the Commission or regulatory agency or under stock exchange regulations, in which case the Company shall provide the Purchasers with prior written notice of such permitted disclosure.

4.7 Intentionally Omitted.

4.8 Indemnification.

(a) Indemnification of Purchasers. In addition to the indemnity provided in the Registration and Other Rights Agreement, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees, agents and investment advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, employees, agents or investment advisors (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, an “Indemnified Person”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Indemnified Person may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (ii) any action instituted against an Indemnified Person in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company or other third party who is not an Affiliate of such Indemnified Person, with respect to any of the transactions contemplated by this Agreement or the other Transaction Documents. The Company will not be liable to any Indemnified Person under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is directly attributable to any Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by such Indemnified Person in this Agreement or in the other Transaction Documents.

(b) Conduct of Indemnification Proceedings. Promptly after receipt by any Indemnified Person of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any Proceeding in respect of which indemnity may be sought pursuant to Section 4.8(a), such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify (as determined by a court of competent jurisdiction, which determination is not subject to appeal or further review). In any such Proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such Proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, the Company shall not effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such Proceeding.

(c) Limitation on Amount of Company’s Indemnification Liability.

(i) Deductible. Except as provided otherwise in 4.8(c)(iii), the Company will not be liable for losses that otherwise are indemnifiable under Section 4.8(a) until the total of all losses under Section 4.8(a) incurred by all Purchasers exceeds $25,000.

(ii) Maximum. Except as provided otherwise in Section 4.8(c)(iii), the maximum aggregate liability of the Company for all losses under Section 4.8(a) is the aggregate Subscription Amount by all Purchasers, provided however, that the maximum aggregate liability of the Company for all losses under Section 4.8(a) as to any individual Purchaser is the aggregate Subscription Amount of such individual Purchaser.

(iii) Exceptions. The provisions of Section 4.8(c)(i) and (ii) do not apply to (A) claims due to the inaccuracy of any of the representations or breach of any of the warranties of the Company in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(e), 3.1(f), 3.1(g) or 3.1(i) or (B) indemnification claims involving fraud or knowing and intentional misconduct by the Company

4.9 Use of Proceeds. With respect to the net proceeds from the sale of the Common Shares hereunder, (i) up to $25.0 million in the aggregate may be used to pay a cash dividend to the Company’s pre-Closing shareholders; (ii) up to an additional $6.0 million may be used to pay a cash dividend for tax liability of the Company’s pre-Closing shareholders; and (iii) the remainder shall be used for general corporate purposes.

4.10 Certain Transactions. The Company will not merge or consolidate into, or sell, transfer or lease all or substantially all of its property or assets to, any other party unless the successor, transferee or lessee party, as the case may be (if not the Company), expressly assumes the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

4.11 No Change of Control. The Company shall use reasonable best efforts to obtain all necessary irrevocable waivers, adopt any required amendments and make all appropriate determinations so that the issuance of the Common Shares to the Purchasers will not trigger a

“change of control” or other similar provision in any of the agreements to which the Company or any of its Subsidiaries is a party, including without limitation any employment, “change in control,” severance or other agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

4.12 Filings; Other Actions. Each Purchaser, with respect to itself only, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable best efforts to provide all necessary and customary information and data, to prepare and file all necessary and customary documentation, and to effect all necessary and customary applications, notices, petitions, filings and other documents, and to obtain all necessary and customary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Bank Regulatory Authorities, and the expiration or termination of any applicable waiting period, in each case, (i) necessary or advisable to consummate the transactions contemplated by the Transaction Documents, and to perform the covenants contemplated by the Transaction Documents, in each case required by it and (ii) with respect to each Purchaser, to the extent typically provided by such Purchaser to such third parties or Bank Regulatory Authorities, as applicable, under such Purchaser’s policies consistently applied and subject to such confidentiality requests as such Purchaser may reasonably seek. Each party shall execute and deliver both before and after the Closing such further certificates, agreements, documents and other instruments and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters, subject, in each case, to clauses (i) and (ii) of the first sentence of this Section 4.12. Each party will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Bank Regulatory Authorities in connection with the transactions to which it will be party contemplated by this Agreement; provided, however, that a Purchaser shall not be required to disclose to the Company or any other Person any information that is confidential and proprietary to such Purchaser. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 4.12. Each party shall promptly furnish the other parties, to the extent permitted by applicable law, with copies of written communications received by it or its Subsidiaries from, or delivered by any of the foregoing to, any Bank Regulatory Authorities in respect of the transactions contemplated by the Transaction Documents. Notwithstanding anything in this Section 4.12 or elsewhere in this Agreement to the contrary, a Purchaser shall not be required to provide to any Person pursuant to this Agreement any of its, its Affiliates’, its investment advisor’s or its or their control persons’ or equity holders’ nonpublic, proprietary, personal or otherwise confidential information including the identities or financial condition of limited partners, shareholders or non-managing members of such Purchaser or its Affiliates or their investment advisors.

4.13 Conduct of Business. From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries shall, directly or indirectly, (a) amend its charter or bylaws, (b) split, combine or reclassify any outstanding shares of its capital stock, except to the extent approved by the Purchasers, (c) declare, set aside, make or pay any dividend or distribution in cash, stock, property or otherwise with respect to its capital stock, (d) default in its obligations under any material debt, contract or commitment which default results in the acceleration of obligations due thereunder, (e) conduct its business other than in the ordinary course on an arms-length basis and in accordance in all material respects with all applicable laws, rules and regulations and the Company’s and Subsidiaries’ past custom and practice, preserve intact the current business organization of the Company, use commercially reasonable efforts to retain the services of their employees, consultants and agents, preserve the current relationships of the Company and its Subsidiaries with material customers and other Persons with whom the Company and its Subsidiaries have and intend to maintain significant relations, maintain all of its operating assets in their current condition (normal wear and tear excepted) and will not take or omit to take any action that would constitute a breach of Section 3.1(k), (f) issue or sell any additional shares of, or options, warrants, conversions, privileges or rights of any kind to acquire any shares of, any of its capital stock, (g) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof, (h) make or change any material tax elections, settle or compromise any material tax liability or file any amended tax returns or (i) adopt any compensatory plan or hire or materially increase the existing compensation of any employee, consultant, director or other service provider.

4.14 Avoidance of Control. Notwithstanding anything to the contrary in this Agreement, neither the Company nor any Subsidiary shall take any action (including, without limitation, any redemption, repurchase, rescission or recapitalization of Common Stock, or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where each Purchaser is not given the right to participate in such redemption, repurchase, rescission or recapitalization to the extent of such Purchaser’s pro rata proportion), that would cause (i) such Purchaser’s equity of the Company (together with equity of the Company owned by such Purchaser’s Affiliates (as such term is used under the BHC Act)) to exceed 24.99% of the Company’s total equity (provided there is no ownership or control in excess of 9.99% of any class of voting securities of the Company by such Purchaser, together with such Purchaser’s Affiliates) or (ii) such Purchaser’s ownership of any class of voting securities of the Company (together with the ownership by such Purchaser’s Affiliates (as such term is used under the BHC Act) of voting securities of the Company) to exceed 9.99%, in each case without the prior written consent of such Purchaser, or to increase to an amount that would constitute “control” under the BHC Act, the CIBC Act or any rules or regulations promulgated thereunder (or any successor provisions) or otherwise cause such Purchaser to “control” the Company under and for purposes of the BHC Act, the CIBC Act or any rules or regulations promulgated thereunder (or any successor provisions). Notwithstanding anything to the contrary in this Agreement, no Purchaser (together with its Affiliates (as such term is used under the BHC Act)) shall have the ability to purchase more than 24.99% of the Company’s total equity or to exercise any voting rights of any class of securities in excess of 9.99% of the total outstanding voting securities of the Company. In the event the Company breaches its obligations under this Section 4.14 or believes that it is reasonably likely to breach such an obligation, it shall promptly notify the Purchasers and shall cooperate in good faith with the Purchasers to modify ownership or make other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

4.15 Most Favored Nation. During the period from the date of this Agreement through the Closing Date, neither the Company nor its Subsidiaries shall enter into any additional, or modify any existing, agreements with any existing or future investors in the Company or any of its Subsidiaries that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Purchasers by this Agreement, unless, in any such case, the Purchasers have been provided with such rights and benefits.

4.16 FDIC Final Statement of Policy on Qualifications for Failed Bank Acquisitions. So long as a Purchaser holds any Common Shares, the Company will not, without the consent of such Purchaser, take any action, directly or indirectly, through its subsidiaries or otherwise, that the Board of Directors of the Company believes in good faith would reasonably be expected to cause such Purchaser to be subject to transfer restrictions or other covenants of the FDIC Final Statement of Policy on Qualifications for Failed Bank Acquisitions as in effect at the time of taking such action.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

5.1 Conditions Precedent to the Obligations of the Purchasers to Purchase Common Shares. The obligation of each Purchaser to acquire Common Shares at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by such Purchaser (as to itself only):

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction, nor shall there have been any regulatory communication, that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Common Shares, including, without limitation, (i) all Required Approvals and (ii) any other approvals from Bank Regulatory Authorities, all of which shall be and remain so long as necessary in full force and effect.

(e) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(f) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.16 herein.

(g) Absence of Bank Regulatory Issues. The purchase of Common Shares by such Purchaser shall not (i) cause such Purchaser or any of its affiliates to violate any banking regulation, (ii) require such Purchaser or any of its Affiliates to file a prior notice under the CIBC Act, or otherwise seek prior approval of any banking regulator, (iii) require such Purchaser or any of its Affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or any Subsidiary or (iv) cause such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any banking regulation or law, (A) to collectively be deemed to own, control or have the power to vote securities which would represent more than 9.99% of any class of voting securities of the Company outstanding at such time or (B) to collectively be deemed to own or control securities which would represent more than 24.99% of the Company’s total equity (voting and non-voting) outstanding at such time. No Bank Regulatory Authority shall have raised any concerns or objections with respect to any of the terms of, or transactions contemplated by, the Transaction Documents that have not been resolved to the Purchasers’ satisfaction. The Federal Reserve shall have accepted passivity commitments from the Purchasers that are usual and customary for the Purchasers, without the imposition of any Burdensome Condition (as defined below) or other unusual conditions.

(h) No Burdensome Condition. Since the date hereof, there shall not be any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to the Company or its Subsidiaries, such Purchaser (or its Affiliates) or the transactions contemplated by this Agreement, by any Bank Regulatory Authority, whether in connection with the Required Approvals or otherwise, which imposes any restriction or condition on the Company or its Subsidiaries or such Purchaser or any of its Affiliates (other than passivity commitments or anti-association commitments, as may be amended from time to time, that are usual and customary for such Purchaser) which such Purchaser determines, in its reasonable good faith judgment, is materially and unreasonably burdensome on the Company’s business following the Closing or on such Purchaser (or any of its Affiliates) or would reduce the economic benefits of the transactions contemplated by this Agreement to such Purchaser to such a degree that such Purchaser would not have entered into this Agreement had such condition or restriction been known to it on the date hereof (any such condition or restriction, a “Burdensome Condition”), and, for the avoidance of doubt, any requirements to disclose any of such Purchaser’s, its Affiliates’, its investment advisor’s or its or their control persons’ or equity holders’ nonpublic, proprietary, personal or otherwise confidential information including the identities or financial condition of limited partners, shareholders or non-managing members of such Purchaser or its Affiliates or its investment advisers shall be deemed a Burdensome Condition unless otherwise determined by such Purchaser in its sole discretion.

(i) Tier 1 Capital. The Common Shares shall qualify as unrestricted Tier 1 capital pursuant to the Capital Adequacy Guidelines for Bank Holding Companies, 12 C.F.R. Part 225, Appendix A

(j) Registration and Other Rights Agreement. The Company and each Purchaser (other than any Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder) shall have executed and delivered the Registration and Other Rights Agreement.

(k) Significant Shareholders Agreement. The Company, each Purchaser (other than any Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder), and the other shareholders of the Company named as parties thereto shall have executed and delivered the Significant Shareholders Agreement.

(l) Shareholders Agreement. The Company and the pre-Closing stockholders of the Company shall have executed and delivered the Shareholders Agreement.

(m) Board of Directors. As of the Closing, the authorized size of the Board shall be eleven (11), and the Board shall be comprised of James S. Mahan III, Neil L. Underwood, David G. Lucht, W. Lee Williams III, H. Kel Landis, Miltom Petty, William H. Cameron, Glen F. Hoffsis, Jerald Pullins, Diane B. Glossman and one vacancy.

(n) Organizational Documents. The Company’s Articles of Incorporation, as amended, shall be in the form attached hereto as Exhibit G and shall be effective. The Company’s Bylaws, as amended, shall be in the form attached hereto as Exhibit H and shall be effective.

(o) Stock Option Plan. The Company shall have converted its profit sharing plan into a stock option plan in the form attached hereto as Exhibit I.

(p) Corporate Actions. Prior to, or simultaneous with, Closing, the Company shall have consummated the following corporate actions:

(i) the spin-off the Company’s ownership interests in nCino, Inc. (“nCino”) to its pre-Closing shareholders, which will be structured as follows: (A) a contribution by the Company of such ownership interests in nCino to Klarity II, LLC (the “LLC”); and (B) the distribution of all of the ownership units of the LLC, pro rata, to the record shareholders of the Company as of May 22, 2014;

(ii) the declaration of a cash dividend of no more than $6.0 million to the Company’s pre-Closing shareholders prior to the Company’s conversion from an S-corporation to a C-corporation; and

(iii) the Company’s conversion from an S-corporation to a C-corporation.

(q) Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

5.2 Conditions Precedent to the Obligations of the Company to sell Common Shares. The Company’s obligation to sell and issue the Common Shares to each Purchaser at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by such Purchaser in Section 3.2 hereof shall be true and correct in all material respects as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b) Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction, nor shall there have been any regulatory communication, that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Purchasers Deliverables. Such Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(b).

(e) Termination. This Agreement shall not have been terminated as to such Purchaser in accordance with Section 6.16 herein.

ARTICLE VI

MISCELLANEOUS

6.1 Fees and Expenses. The Company shall pay the reasonable legal fees and expenses of outside counsel to the Purchasers, up to a maximum amount of $100,000, incurred by the Purchasers in connection with the transactions contemplated by the Transaction Documents, which amount shall be paid directly by the Company to such outside counsel at the Closing or paid by the Company to such outside counsel upon termination of this Agreement so long as such termination did not occur as a result of a material breach by such Purchasers of any of their obligations hereunder (as the case may be). Except as set forth above and elsewhere in the Transaction Documents, the parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Securities to the Purchasers.

6.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or e-mail notification or confirmation of receipt of an e-mail transmission) at the facsimile number or e-mail address specified in this Section prior to 5:00 p.m., New York City time, on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m., New York City time, on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Live Oak Bancshares, Inc.
1741 Tiburon Drive
Wilmington, NC 28403
Attention: James S. Mahan III
Telephone: (910) 790-5867
Fax: (910) 790-5868
E-Mail: chip.mahan@liveoakbank.com

With a copy to:	Wyrick Robbins Yates & Ponton LLP
4101 Lake Boone Trail, Suite 300
Raleigh, NC 27607
Attention: Todd H. Eveson, Esq.
Telephone: (919) 781-4000
Fax: (919) 781-4865
E-Mail: teveson@wyrick.com

If to a Purchaser:	To the address set forth under such Purchaser’s name on the signature page hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4 Amendments; Waivers; No Additional Consideration. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. No consideration shall be offered or paid to any Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Purchasers who then hold Shares.

6.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of the Purchasers. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers any Common Shares in compliance with the Transaction Documents and applicable law, provided such transferee shall agree in writing to be bound, with respect to the transferred Common Shares, by the terms and conditions of this Agreement that apply to the “Purchasers”.

6.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than Indemnified Persons.

6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced on a non-exclusive basis in the New York Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9 Survival. The representations, warranties, agreements and covenants contained herein shall survive for a period of one (1) year following the Closing and the delivery of the Common Shares.

6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Replacement of Common Shares. If any certificate or instrument evidencing any Common Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Common Shares. If a replacement certificate or instrument evidencing any Common Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14 Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. The decision of each Purchaser to purchase Common Shares pursuant to the Transaction Documents has been made by such Purchaser independently of any other Purchaser and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary which may have been made or given by any other Purchaser or by any agent or employee of any other Purchaser, and no Purchaser and none of its agents or employees shall have any liability to any other Purchaser (or any other Person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser acknowledges that no other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Common Shares or enforcing its rights under the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

6.16 Termination. This Agreement may be terminated and the sale and purchase of the Common Shares abandoned at any time prior to the Closing by either the Company or any Purchaser (with respect to itself only) upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., New York City time, on the Outside Date; provided, however, that the right to terminate this Agreement under this Section 6.16 shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time. Nothing in this Section 6.16 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. In the event of a termination pursuant to this Section, the Company shall promptly notify all non-terminating Purchasers. Upon a termination in accordance with this Section, the Company and the terminating Purchaser(s) shall not have any further obligation or liability (including arising from such termination) to the other, and no Purchaser will have any liability to any other Purchaser under the Transaction Documents as a result therefrom.

6.17 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.18 Adjustments in Common Stock Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGE FOR COMPANY FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

LIVE OAK BANCSHARES, INC.

By:
Name: Neil L. Underwood
Title: President, Director

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOR PURCHASERS FOLLOW]

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

NAME OF PURCHASER:

Bay Pond Investors USB, LLC

By:
Name: Steven M. Hoffman
Title: Vice President and Counsel

Aggregate Purchase Price (Subscription Amount):

$ 22,916,801.70

Number of shares of Voting Common Stock to be Acquired: 71,081

Number of shares of Non-Voting Common Stock to be Acquired: 144,424

Tax ID No.: 98-0218500

Address for Notice:
c/o Wellington Management Company, LLP
280 Congress Street
Boston, Massachusetts 02210
Telephone No.: 617-790-7770
Facsimile No.: 617-289-5699
E-mail Address: seclaw@wellington.com
Attention: Steven M. Hoffman

Delivery Instructions: (if different than above)

c/o See Settlement Spreadsheet

Street:

City/State/Zip:

Attention:

Telephone No.:

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

NAME OF PURCHASER:

Bay Pond Partners, L.P.

By:
Name: Steven M. Hoffman
Title: Vice President and Counsel

Aggregate Purchase Price (Subscription Amount):

$ 31,505,777.16

Number of shares of Voting Common Stock to be Acquired: 97,721

Number of shares of Non-Voting Common Stock to be Acquired: 198,553

Tax ID No.: 04-3217743

Address for Notice:
c/o Wellington Management Company, LLP
280 Congress Street
Boston, Massachusetts 02210
Telephone No.: 617-790-7770
Facsimile No.: 617-289-5699
E-mail Address: seclaw@wellington.com
Attention: Steven M. Hoffman

Delivery Instructions: (if different than above)

c/o See Settlement Spreadsheet

Street:

City/State/Zip:

Attention:

Telephone No.:

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

NAME OF PURCHASER:

Ithan Creek Investors USB, LLC

By:
Name: Steven M. Hoffman
Title: Vice President and Counsel

Aggregate Purchase Price (Subscription Amount):

$ 8,892,150.80

Number of shares of Voting Common Stock to be Acquired: 27,581

Number of shares of Non-Voting Common Stock to be Acquired: 56,039

Tax ID No.: 98-0580385

Address for Notice:
c/o Wellington Management Company, LLP
280 Congress Street
Boston, Massachusetts 02210
Telephone No.: 617-790-7770
Facsimile No.: 617-289-5699
E-mail Address: seclaw@wellington.com
Attention: Steven M. Hoffman

Delivery Instructions: (if different than above)

c/o See Settlement Spreadsheet

Street:

City/State/Zip:

Attention:

Telephone No.:

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

NAME OF PURCHASER:

Wolf Creek Investors USB, LLC

By:
Name: Steven M. Hoffman
Title: Vice President and Counsel

Aggregate Purchase Price (Subscription Amount):

$ 5,890,704.30

Number of shares of Voting Common Stock to be Acquired: 18,271

Number of shares of Non-Voting Common Stock to be Acquired: 37,124

Tax ID No.: 98-0346053

Address for Notice:
c/o Wellington Management Company, LLP
280 Congress Street
Boston, Massachusetts 02210
Telephone No.: 617-790-7770
Facsimile No.: 617-289-5699
E-mail Address: seclaw@wellington.com
Attention: Steven M. Hoffman

Delivery Instructions: (if different than above)

c/o See Settlement Spreadsheet

Street:

City/State/Zip:

Attention:

Telephone No.:

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

NAME OF PURCHASER:

Wolf Creek Partners, L.P.

By:
Name: Steven M. Hoffman
Title: Vice President and Counsel

Aggregate Purchase Price (Subscription Amount):

$ 5,746,188.24

Number of shares of Voting Common Stock to be Acquired: 17,823

Number of shares of Non-Voting Common Stock to be Acquired: 36,213

Tax ID No.: 04-3539573

Address for Notice:
c/o Wellington Management Company, LLP
280 Congress Street
Boston, Massachusetts 02210
Telephone No.: 617-790-7770
Facsimile No.: 617-289-5699
E-mail Address: seclaw@wellington.com
Attention: Steven M. Hoffman

Delivery Instructions: (if different than above)

c/o See Settlement Spreadsheet

Street:

City/State/Zip:

Attention:

Telephone No.:

[SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT]

EXHIBITS

A:	Registration and Other Rights Agreement

B:	Significant Shareholders Agreement

C:	Shareholders Agreement

D:	Form of Opinion of Company Counsel

E:	Form of Secretary’s Certificate

F:	Form of Officer’s Certificate

G:	Articles of Incorporation

H:	Bylaws

I:	Stock Option Plan